Exhibit 23.A

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement on Form S-8 of our report dated January 8, 2004 relating to the financial statements, which appears in the 2003 Annual Report to Shareholders of Alcoa Inc. and its subsidiaries (the “Company”), which is incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated January 8, 2004, relating to the financial statement schedules, which appear in such Annual Report on Form 10-K.

We also consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement on Form S-8 of our reports dated June 28, 2004 relating to the financial statements, which appear in the Annual Report of the Alcoa Savings Plan for Bargaining Employees, the Alcoa Savings Plan for Non-Bargaining Employees, the Alcoa Savings Plan for Subsidiary and Affiliate Employees, and the Reynolds Metals Company Savings Plan for Hourly Employees on Form 11-K for the year ended December 31, 2003.

/s/    PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

September 20, 2004